Lawson Products Reports Fourth Quarter 2014 Results

Sales Increase 6.9% and Gross Profit Improves 8.3% for the Quarter

CHICAGO, February 19, 2015 - Lawson Products, Inc. (NASDAQ:LAWS) (“Lawson” or the "Company"), a distributor of products and services to the MRO marketplace, today announced results for the fourth quarter ended December 31, 2014.

Highlights

•	Net sales and average daily sales improved 6.9% over the fourth quarter of 2013

•	Gross profit grew 8.3% and increased to 61.1% in the fourth quarter of 2014 as compared to 60.3% a year ago and 60.1% in the third quarter of 2014

•	Adjusted operating income improved $0.6 million for the quarter and $3.9 million for the year (See reconciliation in Table 1)

•	Generated $4.5 million of cash from operations for the quarter and ended the year with $4.2 million of available cash and no bank debt

"We continue to see solid improvements in our sales and operating performance as a result of our recent infrastructure investments and growth in our sales force,” said Michael DeCata, president and chief executive officer. “Growing sales has been and remains a primary focus for us. We delivered a 6.9% increase in net sales during the fourth quarter and 6.0% growth for 2014 fueled by strong performance of our strategic accounts and the Kent Automotive business. This growth demonstrates that we’re beginning to see improved results from our current strategy. Additionally, our gross profit improved over a year ago and over the third quarter as we were able to lower our purchasing costs and gain leverage on our distribution center costs; each being an operational priority we have focused on.

"A main component of that strategy is continuing to increase coverage of our targeted marketplace by adding quality sales representatives. In the fourth quarter, we added 22 sales reps and 110 for all of 2014," continued Mr. DeCata. "Customers continue to value our services as evidenced through our higher customer retention, new customers gained and stable gross margins. This reinforces our belief in our growth strategy and provides us with the confidence to continue to invest in adding new sales reps, despite the upfront cost to the Company."

Fourth Quarter Results

Net sales for the fourth quarter of 2014 increased 6.9% to $70.3 million versus $65.7 million for the fourth quarter of 2013. Average daily sales were $1.152 million in the recent quarter compared with $1.078 million a year earlier. The sales increase was driven by 12% year-over-year sales growth in both our strategic accounts and our Kent Automotive division. Additionally, productivity improvements from both existing sales representatives and newer reps developing their new territories contributed to the increase in sales.

Gross profit percentage for the period was 61.1% compared to 60.3% in the fourth quarter of 2013 and 60.1% in the third quarter of 2014. The increase was primarily due to leveraging distribution center costs and lower purchasing costs.

Selling expenses increased as a percent of sales to 32.7% in the fourth quarter of 2014 compared to 31.6% in the fourth quarter of 2013. This increase reflects initial compensation expense associated with the expansion of the sales force as well as higher health insurance costs. General and administrative expenses increased to $21.8 million in the fourth quarter of 2014 from $19.3 million in the prior year quarter primarily attributable to a rise in stock-based compensation of $1.9 million resulting from the increase in our stock price over the past year.

Excluding non-recurring and non-operational items, adjusted non-GAAP operating income was $0.6 million in the fourth quarter of 2014 compared to break-even a year ago (see reconciliation in Table 1). GAAP operating loss improved to $2.2 million compared to a $3.0 million operating loss a year ago. The $3.3 million increase in gross profit was offset by added stock-based compensation expense, as required under current accounting standards, resulting from the increase in our stock price during the quarter. In addition, the planned incremental compensation costs of hiring new sales representatives and increased health insurance expense offset the additional gross profit.

Net loss for the fourth quarter of 2014 was $2.7 million, or $0.31 per diluted share, as compared to a net loss of $2.9 million, or $0.33 per diluted share, for the same period a year ago.

During the fourth quarter of 2014 we generated $4.5 million of cash from operating activities and ended 2014 with $4.2 million of cash and equivalents. The Company had no borrowings at the end of 2014 compared to $16.1 million at the end of 2013.

For the full year 2014, sales grew 6.0% to $285.7 million and adjusted non-GAAP operating income was $4.9 million, an improvement of $3.9 million over 2013. GAAP net loss per diluted share decreased to $0.50 from $0.59 in 2013.

Looking Forward

"As we begin 2015, the Company's initiatives will continue to focus on improving sales productivity from our existing and recently hired sales representatives while continuing to expand our sales force, enhancing customer service and remaining disciplined in managing our operating expenses," said Mr. DeCata.

Highlights of our 2015 plan include:

•	Continue our sales growth strategy by making investments in our existing sales force to drive productivity and expand our sales force from 916 to approximately 1,000 individuals by the end of 2015;

•	Invest approximately $4.0 million of capital expenditures into the business to improve our customer service, support our distribution capabilities and strengthen our technology infrastructure;

•
Conduct a 4-day national sales meeting in Chicago, Ill. during the first quarter to further educate, develop and invest in our sales team. The meeting will include active sales reps, sales management, and various corporate functions with a focus on driving productivity and top-line sales. Approximately 100 of our top suppliers will be in attendance to provide training, product demonstrations and new product introductions to our sales team;

•	Continue to utilize Lean/Six Sigma methodologies to drive efficiencies throughout the business; and

•	Manage our general and administrative expenses to leverage our existing infrastructure and fixed costs.

"Our 2014 results provide additional confirmation that spending on our infrastructure has enabled us to continue to improve our operational efficiencies. We have a strong foundation in place to continue to grow the business and drive improved performance in 2015 and beyond," concluded Mr. DeCata.

Conference Call

Lawson Products, Inc., will conduct a conference call with investors to discuss fourth quarter 2014 results at 9:00 a.m. Eastern Time on February 19, 2015. The conference call is available by direct dial at 888-349-0106 in the U.S. or 412-902-0131 from outside of the U.S. A replay of the conference call will be available approximately two hours after completion of the call through March 31, 2015. Callers can access the replay by dialing 877-344-7529 in the U.S. or 412-317-0088 outside the U.S. The PIN access number for the replay is 10053973#. A streaming audio of the call and an archived replay will also be available on the investor relations page of Lawson's website through March 31, 2015.

About Lawson Products, Inc.

Founded in 1952, Lawson Products (NASDAQ: LAWS) is an industrial distributor of approximately 300,000 maintenance and repair products. Lawson Products serves the industrial, commercial, institutional and government maintenance, repair and operations (MRO) market. The Company ships products to customers in all 50 states, Puerto Rico, Canada, Mexico and the Caribbean from five strategically located distribution centers in North America. Under its Kent Automotive brand, the Company supplies products to collision and mechanical repair shops as well as automotive OEMs. For additional information, please visit www.lawsonproducts.com.

This Release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. The terms "may," "should," "could," "anticipate," "believe," "continues," "estimate," "expect," "intend," "objective," "plan," "potential," "project" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These statements are based on management's current expectations, intentions or beliefs and are subject to a number of factors, assumptions and uncertainties that could cause or contribute to such differences or that might otherwise impact the business and include the risk factors set forth in Item 1A of the December 31, 2014, Form 10-K filed on February 19, 2015. The Company undertakes no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements whether as a result of new information, future events or otherwise.

-TABLES FOLLOW-

Lawson Products, Inc.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)

Net sales	$70,281	$65,738	$285,693	$269,503
Cost of goods sold	27,346	26,111	113,144	108,208
Gross profit	42,935	39,627	172,549	161,295

Operating expenses:
Selling expenses	22,969	20,743	90,776	84,273
General & administrative expenses	21,750	19,326	83,208	80,361
Total SG&A	44,719	40,069	173,984	164,634
Loss (gain) on asset disposal	45	32	142	(4)
Other operating expenses, net	340	2,528	3,386	2,528
Operating expenses	45,104	42,629	177,512	167,158

Operating loss	(2,169)	(3,002)	(4,963)	(5,863)

Interest expense	(135)	(298)	(772)	(1,097)
Other expenses, net	(170)	(12)	(99)	(162)

Loss from continuing operations before income taxes	(2,474)	(3,312)	(5,834)	(7,122)
Income tax expense (benefit)	523	257	227	(141)

Loss from continuing operations	(2,997)	(3,569)	(6,061)	(6,981)
Income and gain from discontinued operations, net of income taxes	325	674	1,692	1,861
Net loss	$(2,672)	$(2,895)	$(4,369)	$(5,120)

Basic and diluted loss per share of common stock:
Continuing operations	$(0.34)	$(0.41)	$(0.70)	$(0.81)
Discontinued operations	0.03	0.08	0.20	0.22
Net loss per share	$(0.31)	$(0.33)	$(0.50)	$(0.59)

Basic and diluted weighted average shares outstanding	8,698	8,651	8,683	8,634

Lawson Products, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except share data)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$4,207	$698
Restricted cash	800	800
Accounts receivable, less allowance for doubtful accounts of $733 and $828, respectively	31,546	30,221
Inventories	44,517	45,774
Miscellaneous receivables and prepaid expenses	5,433	4,393
Deferred income taxes	—	5
Discontinued operations	—	8,960
Total current assets	86,503	90,851

Property, plant and equipment, net	41,588	58,974
Cash value of life insurance	9,188	9,179
Deferred income taxes	51	54
Other assets	510	481
Discontinued operations	—	406
Total assets	$137,840	$159,945

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$—	$16,078
Accounts payable	7,867	14,787
Accrued expenses and other liabilities	30,616	23,521
Discontinued operations	245	564
Total current liabilities	38,728	54,950

Security bonus plan	15,857	16,143
Financing lease obligation	9,414	10,223
Deferred compensation	5,102	5,867
Deferred rent liability	4,361	4,961
Other liabilities	2,523	1,889
Total liabilities	75,985	94,033

Stockholders’ equity:
Preferred stock, $1 par value:
Authorized - 500,000 shares, issued and outstanding — None	—	—
Common stock, $1 par value:
Authorized - 35,000,000 shares Issued – 8,720,350 and 8,670,512 shares, respectively Outstanding – 8,706,467 and 8,658,885 shares, respectively	8,720	8,671
Capital in excess of par value	8,701	7,799
Retained earnings	43,275	47,644
Treasury stock – 13,883 and 11,627 shares held, respectively	(267)	(187)
Accumulated other comprehensive income	1,426	1,985
Total stockholders’ equity	61,855	65,912
Total liabilities and stockholders’ equity	$137,840	$159,945

LAWSON PRODUCTS, INC.
REGULATION G GAAP RECONCILIATIONS
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company's management believes that certain non-GAAP financial measures may provide users of this financial information with additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain infrequently occurring, seasonal or non-operational items that impact the overall comparability. See Table 1 below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three and twelve months ended December 31, 2014 and 2013. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

TABLE 1 - RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP OPERATING INCOME (LOSS)
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Operating loss, as reported per GAAP	$(2,169)	$(3,002)	$(4,963)	$(5,863)

Stock-based compensation (1)	2,443	562	6,399	2,267
Severance expense (benefit) (2)	(59)	(127)	631	837
Loss (gain) on disposal of assets	45	32	142	(4)
Environmental reserve (3)	340	—	340	—
Impairment loss (4)	—	—	3,046	—
Legal settlement (5)	—	—	(688)	—
Loss on sub-lease arrangement (6)	—	2,928	—	2,928
National sales meeting	—	—	—	1,225
Employment tax matter (7)	—	(400)	—	(400)
Adjusted non-GAAP operating income (loss)	$600	$(7)	$4,907	$990

(1)    Expense for stock-based compensation, of which a portion varies with the Company's stock price

(2)	Benefits were recorded for severance as assistance originally made available to terminated employees expired unused or planned reductions in positions were realized through attrition

(3)	Amount recorded in the three and twelve months ended December 31, 2014 relates to estimated future remediation of an environmental matter at the Decatur, Alabama property

(4)	Non-cash impairment charge related to the Reno, Nevada distribution center

(5)	Legal settlement relates to proceeds received from a settlement of alleged breaches of the Company's restrictive covenant agreements

(6)	Loss on sub-lease arrangement relates to a non-cash charge recorded when the Company entered into an agreement to sub-lease a portion of its leased headquarters

(7)	A $0.4 million benefit was recorded related to the settlement of an employment tax matter

LAWSON PRODUCTS, INC.
TABLE 2 - QUARTERLY RESULTS (UNAUDITED)

	(Dollars in thousands)
	Three Months Ended
	Dec. 31, 2014	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013

Number of business days	61	64	64	63	61

Average daily net sales	$1,152	$1,158	$1,126	$1,098	$1,078
Sequential quarter (decrease) increase	(0.5)%	2.8%	2.6%	1.9%	1.1%

Average active sales rep count (1)	908	882	854	819	794
Period-end active sales rep count	916	894	878	836	806

Sales per rep per day	$1.269	$1.313	$1.319	$1.341	$1.358
Sequential quarter decrease	(3.4)%	(0.5)%	(1.6)%	(1.3)%	(1.4)%

Net sales	$70,281	$74,128	$72,080	$69,204	$65,738
Gross profit	42,935	44,533	43,803	41,278	39,627

Gross profit percentage	61.1%	60.1%	60.8%	59.6%	60.3%

Operating expenses
Selling, general & administrative expenses	$44,719	$43,758	$42,430	$43,077	$40,069
Loss on asset disposals	45	97	—	—	32
Other operating expenses (2)	340	—	132	2,914	2,528
	45,104	43,855	42,562	45,991	42,629

Operating income (loss)	$(2,169)	$678	$1,241	$(4,713)	$(3,002)

(1)    Average active sales representative count represents the average of the month-end sales representative counts

(2)
Other expenses for the three months ended December 31, 2014 include an estimated $0.3 million environmental remediation expense. Other expenses for the three months ended June 30, 2014 and March 31, 2014 represent non-cash impairment charges related to the Reno, Nevada, distribution center. The three months ended December 31, 2013 includes a $2.9 million expense related to the sub-lease of a portion of the Company's headquarters and a $0.4 million benefit related to the settlement of an employment tax matter.

Contact

Investor Relations:
Lawson Products, Inc.
Ronald J. Knutson
Executive Vice President, Chief Financial Officer
773-304-5665